Exhibit 10(a)
                                                               -------------


                     TEXAS INSTRUMENTS ANNUAL INCENTIVE PLAN
                          As Amended November 30, 1995



The Texas Instruments Annual Incentive Plan is designed to provide an additional incentive for those employees who are key to the Company's success in the highly technological and competitive industries in which it operates. The Plan provides for rewarding certain employees by awards for outstanding ability and exceptional service based upon the individual's contribution to the Company.

For purposes of the Plan unless otherwise indicated, the term "Company" shall mean Texas Instruments Incorporated and its subsidiaries of which substantially all of the voting stock is owned directly or indirectly by Texas Instruments.

Eligibility

The employees of the Company eligible to receive awards under the Plan shall consist of the group of employees (including officers and directors) in management or other key positions specified for each year by the Committee described below and such other employees as said Committee may designate for such year. If an employee takes an approved leave of absence or dies prior to a determination of awards to be made under the Plan for a year in which the employee was eligible to receive awards under the Plan, such employee on leave or the estate of such deceased employee shall be eligible to receive awards under the Plan for such year. Directors who are not full-time or part-time officers or employees are not eligible to participate in the Plan.

Administration of Plan

The Plan shall be administered by a Committee of the Board of Directors which shall be known as the Compensation Committee (the Committee) which shall be appointed by a majority of the whole Board and shall consist of not less than three directors. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. A director may serve as a member or alternate member of the Committee only during periods in which he is a "disinterested person" as described in Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time. No member or alternate member of the Committee shall be eligible, while a member or alternate member, for participation in the Plan. The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the employees.

The Committee shall have the full and exclusive right to make awards under the Plan except as otherwise expressly provided in this Plan. In determining the selection of recipients and the amount or form of any award, the Committee shall take into consideration the contribution of the recipients during the fiscal year to the Company's success and such other factors as the Committee shall determine. The Committee shall have the authority to consult with and receive recommendations from officers or other executives of the Company with regard to these matters.

The Committee may delegate such power, authority and rights with respect to the administration of the Plan as it deems appropriate to one or more members of the management of the Company (including, without limitation, a committee of one or more members of management appointed by the Committee); provided, however, that the Committee shall have the exclusive right to make awards to employees who are directors or officers of the Company, and that any delegation to management shall conform with the requirements of the General Corporation Law of Delaware, as in effect from time to time.

Expenses of Administration

The expenses of the administration of this Plan, including the dividend equivalents and interest provided in the Plan, shall be borne by the Company and none of them shall be charged against the Incentive Reserve described below.

Amendments

The Board of Directors of the Company may, at any time and from time to time, alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper and in the best interests of the Company, provided, however, that no such action shall affect or impair the rights under any award theretofore granted under the Plan, except that in the case of an employee employed outside the United States (or his beneficiary) the Board may vary the provisions of the Plan as it may deem appropriate to conform with local laws, practices and procedures. Further, unless the stockholders of the Company shall have first approved thereof, no amendment shall be made which shall increase the maximum amount which may be credited to the Incentive Reserve described below in any year.

Awards

Awards may be made from time to time during each year under the Plan by the Committee or its delegate(s) in amounts which do not exceed the amount then available in the Incentive Reserve described below. Such awards may be denominated in cash, in shares of the Company's common stock, or both, and may be payable in cash or shares, or both, as the Committee may determine.

Scope of the Plan

The Committee shall have the power, in its sole discretion, to determine what payments to eligible employees shall be deemed to be incentive compensation for the purposes of this Plan. Awards under the Company's Patent Incentive Award program shall be deemed not to have been made under this Plan and payments under the Patent Incentive Award program shall not be charged to the Incentive Reserve described below. Payments under any incentive plans which operational organizations of the Company may have from time to time to any employees who are then eligible to receive awards under this Plan shall be charged to the Incentive Reserve described below. Special payments to employees involved in unusual transactions (including, without limitation, a sale of a portion of the business of the Company) shall not be charged to the Incentive Reserve described below unless otherwise determined by the Committee. Nothing in this Plan shall be construed as preventing the Company from having from time to time incentive or other variable compensation plans applicable to employees who are not then eligible to participate in this Plan, and payments of incentive or other variable compensation under such plans to such employees shall not be charged to the Incentive Reserve described below.

Incentive Reserve

For the calendar year 1965 and each of the calendar years thereafter, the Board of Directors shall cause to be credited to an Incentive Reserve (hereinafter called the Reserve) an amount determined as follows:

     10% of the amount by which the Company's net income for such year exceeds 6% of net capital but not in excess of the amount paid out as dividends on the common stock of the Company during such year, except that the Board may in its discretion direct that a lesser amount be credited.

As used in this Plan

     1. "Net income" shall mean the amount reported as net income in the annual statement of income for the year as shown by the annual report to stockholders plus interest on long-term debt and amounts credited to the Reserve for such year.

     2. "Net capital" shall mean the total of stockholders' equity plus long-term debt (less current portion) as shown on the balance sheet as of the end of the year preceding the year for which net income, as above, is determined plus treasury stock held for the purposes of this Plan.

As soon as practicable after the end of each year, the Company's independent auditors shall determine and report to the Board of Directors the maximum amount creditable to the Reserve for that year under the provisions of this Plan. The Board shall determine the amount to be credited to the Reserve for such year. Prior to receipt of such report of the auditors, the Board may make such determination based on an estimate made by the Company's Chief Financial Officer of the maximum amount creditable, provided that such a determination shall be effective only upon receipt of the auditors' report by the Secretary of the Board of Directors and only to the extent of the maximum amount creditable to the Reserve, as reported by the auditors. The amount determined by the Board shall be credited to the Reserve as of the close of the year. The Committee shall promptly be advised of the amount so credited to the Reserve and of the total amount available in the Reserve (after deducting any unpaid installments of incentive awards previously granted).

The Committee shall make a determination of awards to be made under the Plan for each year at such time or times as the Committee shall deem appropriate. The aggregate of such awards may be less than, but shall not exceed, the total amount available in the Reserve, except that, after the end of a year and prior to the Board's determination of an amount to be credited to the Reserve for that year, the Committee may make awards in excess of the amount available in the Reserve if such awards are made payable only if an amount adequate to cover such awards is first credited to the Reserve for such year.

If the aggregate of the awards determined by the Committee to be made under the Plan for a given year shall at any time be less than the total amount available in the Reserve, the Committee may at any time or times determine that additional awards be made under the Plan for such year, provided that the aggregate of all awards for such year shall not exceed the total amount available in the Reserve, and that all awards for such year shall be determined on or before December 31 of the following year.

If (i) the amount determined and reported by the Company's independent auditors as the maximum amount creditable to the Reserve for any year shall for any reason later prove to have been overstated and (ii) the amount credited to the Reserve at the close of such year was in excess of the revised maximum amount creditable to the Reserve for that year, then the amount available at that time or subsequently in the Reserve shall be reduced by the amount of such excess. Thus excess credits to the Reserve resulting from such overstatement shall be corrected exclusively by adjustment of the Reserve then or subsequently available and not by recourse to any person.

Any balance remaining in the Reserve after making awards for any year shall continue in the Reserve and be available for awards for future years except to the extent otherwise directed by the Committee. Any payments that are made by the Company, and any incentive awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of payments made to or incentive awards granted to employees who are officers or directors of the Company for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended, be charged to the Reserve.

Payment of Awards

Incentive awards may be made in cash or in Texas Instruments common stock, or partly in cash and partly in stock as the Committee in its discretion may determine. Incentive awards made wholly or partly in stock, or any installments thereof, may be paid wholly or partly in cash as the Committee in its discretion may determine.

The Company shall make available as and when required a sufficient number of shares of its common stock for the purpose of this Plan. Such common stock shall be either authorized and unissued shares or treasury stock.

Authorized and unissued shares and treasury stock shall be valued for the purpose of awards and charged to the Reserve at the simple average of the high and the low prices of Texas Instruments common stock on the Composite Tape on the date the awards are made by the Committee (or if there shall be no trading on that date, then on the first previous date on which there is such trading). Authorized and unissued shares and treasury stock shall be valued for the purpose of payments in cash of awards made in stock, at the simple average of the high and the low prices of Texas Instruments common stock on the Composite Tape on the payment date (or if there shall be no trading on that date, then on the first previous date on which there is such trading).

The Committee may direct the awards to the participants or any of them for any year to be paid in a single amount or in installments of equal or varying amounts and may prescribe such terms and conditions concerning payment of such installments as it deems appropriate, including completion of specific periods of employment with the Company or achievement of specific goals established by the Committee, as it deems appropriate, provided that such terms and conditions are not more favorable to a participant than those expressly set forth in this Plan. The Committee may determine that dividend equivalents or interest, as applicable, will be payable with respect to any installments of any award. The Committee may at any time after an incentive award is made amend any such direction and may amend or delete any such terms and conditions concerning payment of installments, if the Committee deems it appropriate.

When the obligation to pay an installment or installments of an award has terminated for any reason, the amounts relating to such installment or installments shall be added back to the Reserve and shall be available for use under this Plan.

Appropriate adjustments in incentive awards payable in Texas Instruments common stock shall be made to give effect to any mergers, consolidations, acquisitions, stock splits, or other relevant changes in capitalization occurring after the effective date of this Plan; however, no fractional shares shall be distributed.

Payments of awards to employees of subsidiaries of the Company shall be paid directly by such subsidiaries.

Withholding

Whenever a participant is obligated to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the payment of stock pursuant to an award under this Plan, such payment may be made (a) in cash, or (b) to the extent from time to time approved by the Committee, (i) in Texas Instruments common stock or (ii) partly in cash and partly in Texas Instruments common stock. For purposes of any payment in Texas Instruments common stock, such stock shall be valued at the simple average of the high and low prices of Texas Instruments common stock on the Composite Tape on the date that the payment in stock becomes taxable (or if there is no trading on that date, then on the first previous date on which there is such trading).